THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

                    World Wide Wireless Communications, Inc.

                         CONVERTIBLE UNSECURED DEBENTURE

$740,000                                                      SEPTEMBER 30, 1999


                  FOR VALUE RECEIVED, subject to the terms and conditions set forth below, World Wide Wireless Communications, Inc., a Nevada corporation (the "Company"), whose address is 520 Third Street, Suite 101, Oakland, California hereby promises to pay to the order of Credit Bancorp, Netherland Antilles Corporation, (the "Payee"), the principal sum of SEVEN HUNDRED FORTY THOUSAND DOLLARS ($740,000), together with interest on the outstanding principal balance remaining unpaid from time to time from and after the date hereof until paid in full at the rate of seven percent (7%) per annum, payable semiannually in arrears on the last day of each February and each September 30, commencing September 30, 1999 and on the maturity date hereof, computed on actual days elapsed in a 365 day year. The outstanding principal balance, together with all accrued and unpaid interest, will be due and payable on September 30, 2002.


                All payments on account of principal and interest will be made in lawful money of the United States of America to the address of the Payee set forth on the Schedule of Purchasers attached to the Purchase Agreement (as defined herein), or at such other place as the holder hereof may from time to time designate in writing to the Company.

                The Payee and each subsequent holder or holders hereof (any such person being referred to herein as the "Holder" and all holders being referred to herein as "Holders") by acceptance of the Debenture each agree to the following terms and conditions:

1. PRINCIPAL PAYMENTS.

   1.1. Pro Rata Payments. Any and all payments under the Debenture, whether at the election of the Company, upon maturity or following an Event of Default (as defined in Section 3), will be made by the Company prorata to all Holders.

   1.2. Optional Prepayments. The Company may prepay the Debenture in whole or in part without penalty. Prepayments will be applied first toward repayment of accrued interest first, and any amount remaining thereafter toward the repayment of principal. If a prepayment is made other than on a dat when interest payments are due, the semi-annual interest payment for the period in which the prepayment was made will be prorated through the date of prepayment. If the Holder has exercised its right to convert some or all of the principal or interest into Common Stock before payment is made, the Company may not prepay those amounts but, instead, will issue shares of Common Stock for the amount converted in accordance with this Debenture.

   1.3. Procedures. Upon receipt of any prepayment of principal, the Holder will promptly endorse and surrender this Debenture to the Company for cancellation. If the Company prepays some but not all of the principal, the Company will without charge to the Holder promptly execute and deliver to the Holder a debenture for the unpaid balance of the principal. Following the date of prepayment, interest will be payable only on the portion of the principal which was not prepaid.

2. CONVERTIBILITY.

   2.1. Right to Convert. Subject to the provisions of this Debenture, all amounts of unpaid principal and accrued interest are convertible into Common Stock at any time at the election of the Holder.

   2.2. Conversion - Public Offering. All amounts of unpaid principal and interest will be converted following five (5) days notice thereof to the Company, into Common Stock of the Company (the "Common Stock") at a conversion price of $1.60 per share (the "Conversion Price"). The Conversion Price will be subject to adjustments pursuant to
            Section 2.6.

   2.3. Mechanics of Conversion. This Debenture may be converted in full or in part by the Holder, pursuant to Section 2.1-2.2, by surrender of this Debenture to the Company at the address set forth above, with a notice of conversion in the form of Exhibit A hereto duly executed by the Holder (specifying the portion of the principal amount and the accrued and unpaid interest, if any, to be converted in the case of a partial conversion).

            2.3.1. Surrender  of  Debenture.  To convert any amount  owing under this Debenture into Common Stock, the Holder must surrender this Debenture at the principal executive office of the Company, accompanied by a written notice setting forth the amount of principal and interest being converted. If less than the entire principal is being converted, the Company will issue to the Holder a replacement Debenture setting forth the amount of unpaid principal and otherwise containing the same terms and conditions as this Debenture.

            2.3.2. Issuance of Shares.  Following compliance with the procedures set forth in Section 2.3.1, the Company will issue to the Holder a certificate evidencing the number of shares of Common Stock to which the Holder is entitled.

            2.3.3. Fractional  Shares. In lieu of issuing any fractional shares, the Company may at its option pay to the Holder cash equal to the market price for the shares if there is a public market for the Common Stock.

   2.4. Early Termination of Conversion Option. The right of the Holder to convert any interest or principal into Common Stock will terminate immediately, notwithstanding the fact that such right could otherwise be exercised, two (2) business days prior to the occurrence of any of the following events (hereafter defined as "Events"):

            (i) the merger or consolidation of the Corporation, whether or not the Corporation is the surviving entity, if the beneficial owners of the outstanding voting securities of the Corporation immediately prior to the merger or consolidation as a group are the beneficial owners of less than 50% of the surviving entity's outstanding voting securities immediately after the merger or consolidation;

            (ii) the sale, exchange or transfer of all or substantially all of the assets of the Issuer other than in the ordinary course of business; or

            (iii)  the dissolution or liquidation of the Issuer.

            The Company will provide the Holder with notice of any Event no later than ten (10) business days before that Event occurs. The right of the Holder to convert principal or interest into Common Stock will not be canceled if the party acquiring the Company's stock or assets was an affiliate of the Company immediately prior to an Event or is a person, group or other entity which beneficially owned more than twenty percent (20%) of the Issuer's outstanding voting securities immediately prior to that Event.

   2.5. Adjustments to Conversion Price. The Conversion Price will be $1.60 per share subject to an adjustment in the case of stock splits, reverse stock splits, stock dividends, or the reclassification of securities.

            2.5.1. Notice of Adjustment.  Whenever the  Conversion  Price or the
                   number of shares of Common Stock issuable upon conversion of the Debenture will be adjusted as provided in this Section 2.5, the Company will forthwith file, at its principal office or at such other place as may be designated by the Company, a statement, signed by its chief executive officer or chief financial officer, showing in detail the facts requiring such adjustment and the Conversion Price and/or the number of shares of Common Stock issuable upon Conversion of the Debenture, as the case may be, that will be in effect after such adjustment. The Company will within 15 days of any adjustment to the Debentures cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Holder of Debentures at such Holder's address appearing in the Company's records.

            2.5.2. Stock Splits and  Combinations.  In the event the outstanding
                   Common Stock will be subdivided into a greater number of shares of Common Stock, the Current Conversion Price will, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and conversely, in case the outstanding Common Stock will be combined into a smaller number of shares of Common Stock, the Current Conversion Price will, simultaneously with the effectiveness of such combination, be proportionately increased. In addition, if the Company declares a stock dividend payable in the form of common stock, the conversion price will be reduced by an amount equal to the percentage increase in the total outstanding shares of the company resulting from that stock dividend.

            2.5.3. Reclassification  of  Securities.   In  the  event  that  the
                   Company's Common Stock is reclassified or exchanged for another type or class of security without payment of consideration or otherwise changed, the Holder may convert this Debenture into the same type and class of security as the holders of the Common Stock received as a result of that reclassification, exchange or change. The Conversion Price for such security will be proportionally adjusted to reflect the increase or decrease in the number of shares outstanding as a result of that reclassification, exchange or change.

   2.6. Reservation of Stock. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the principal amount and accrued and unpaid interest of this Debenture, such number of shares of Common Stock as will from time to time be sufficient to effect such conversion. If at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect such conversion, the Company promptly will take all such corporate action as will be necessary and appropriate to increase such number to the number sufficient for such purpose.

3. SUBORDINATION.

   The right of the Holder to receive payment of any principal or interest is subject and subordinate to the prior payment of any other indebtedness currently owed by or hereafter incurred by the Company other than any indebtedness currently or hereafter owed to any director or officer of the Company (hereafter "Senior Indebtedness"). During the continuance of any default in the payment of principal or interest on any Senior Indebtedness, no payment of principal or interest will be made on or with respect to this Debenture if written notice of such default has been given to the Company by any holder or holders of any Senior Indebtedness. In the event of any insolvency, bankruptcy, receivership, or liquidation involving the Company, the holders of Senior Indebtedness will be entitled to receive payment in full of all principal and interest on all Senior Indebtedness before the Holder will be entitled to receive any payment of principal or interest.

4. EVENTS OF DEFAULT.

   If any of the following events occur ("Events of Default"), all unpaid principal and accrued interest will become immediately due and payable:

            (i) Voluntary Bankruptcy. The Company files a petition for bankruptcy;

            (ii) Involuntary Bankruptcy. A creditor of the Company files a petition for bankruptcy with respect to the Company and that petition is not discharged within 90 days of the date of filing;

            (iii) Assignment for Benefit of Creditors. The Company makes an assignment for the benefit of creditors or a receiver is appointed with respect to the Company;

            (iv)   Dissolution.   The  Company   dissolves  or   commences   the
                   liquidation of its entire business; or

            (v) Sale of Assets. The Company sells, assigns or transfers all or substantially all of its assets other than in the ordinary course of business, provided that it will not be considered an Event of Default if the purchaser of those assets agrees to assume all obligations of the Company with respect to the payment of principal and interest under this Debenture.

5. MISCELLANEOUS.

   5.1. Securities Laws Compliance. This Debenture and the shares of Common Stock to be issued hereunder have not been registered under the Securities Act of 1933 (the "Act") pursuant to an exemption to the registration requirements contained in Section 4(2) of the Act, nor have they been registered or qualified under any state securities laws. The Compan reserves the right to condition the issuance of any shares under this Debenture upon the receipt of such information from the Holder so as to allow the Company to verify that the exemption i available as of the date of conversion. The Holder of this Debenture acknowledges that it is acquiring this Debenture for investmen only and not with a view toward the resale or distribution of this Debenture or the Common Stock issuable upon conversion hereof.

   5.2. Restrictive Legend. Each certificate for the securities issued upon conversion of all or a portion of the principal amount and accrued and unpaid interest of this Debenture and the Common Stock issued upon conversion thereof will bear a legend on its face substantially in the following form:

            THIS DEBENTURE AND THE SHARES TO BE ISSUED

            HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THAT ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

   5.3. Replacement. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture (provided that an affidavit of the Holder will be satisfactory for such purpose), and of indemnity satisfactory to it, and upon surrender and cancellation of this Debenture, if mutilated, the Company will make and deliver a new Debenture of like tenor in a principal amount equal to the outstanding principal balance of this Debenture. Any Debenture so issued will be dated as of the last date at which principal or interest has been paid upon this Debenture.

   5.4. Cancellation. Upon payment in full of all principal and interest payable hereunder, or in the event the Holder converts the entire principal and interest amount hereof into Stock, this Debenture will be surrendered to the Company for cancellation.

   5.5. Transferability of Debenture. This Debenture may be sold, assigned, or otherwise transferred, provided that such transfer is conducted in accordance of Rule 144 of the Securities and Exchange Commission, is otherwise exempt from the registration requirements of the Act or if this Debenture is registered under the Act.

   5.6. Governing Law/Forum. This Agreement will be governed by and construed under the laws of the State of California, exclusive of any conflicts of laws principles which would apply the laws of any other jurisdiction. The parties agree that any action to enforce or construe this Agreement will be brough in the state courts in the County of San Francisco, State of California, or in the Federal Courts of the Northern District of California. Each party waives all objections to the bringing of such an action in that forum based on lack of personal jurisdiction, improper venue or forum non-conveniens.

   5.7. Amendment and Waiver. Any provision of the Debenture ma be amended or waived by a writte instrument signed by the Company and by Holders of at least 66-2/3 of the then outstanding aggregate principal amount of Debentures, such amendment or waiver to be effective with respect to all of the Debentures but only in the specific instance and for the specific purpose for which the amendment or waiver is made or given; provided, however, tha no such amendment or waiver will without the prior written consent of the Holders of all of the then outstanding aggregate principal amount of Debentures, modify the principal amount, rate of interest, form and place of payment, conversion or maturity of the Debenture, or the percentage required to effect amendment of the Debenture.

   5.8. No Rights as a Shareholder. This Debenture will not give the Holder any right to vote in any matter submitted for consideration by the shareholders or any other right of a shareholder of the company.

   5.9. Market Standoff Agreement. The Compan and the Shareholders agree that, in connection with any public offering of the Company's stock (regardless of whether the offering is registered under the
            Securities Act of 1933, as amended (the "Act") or exempt from registration) the Shareholders will not sell or otherwise dispose of any of their Stoc without the prior written consent of the Company or the underwriter dispose of any of their Stock without the prior written consen of the Company or the underwriter may specify; provided that such period will not exceed 180 days after the completion of the offering.

   5.10. Waiver. No delay on the part of the Holder in exercising any right hereunder will operate as a waiver of such right under this Debenture.

   5.11. Presentment. Presentment, protest, notice of protest, notice of dishonor, and notice of nonpayment are waived by the Company with respect to any amounts due hereunder, and any rights to direct the Company hereunder, and any right t require proceedings against others or to require exhaustio of security, are waived.

   5.12. Notice. Notices and other communications required or permitted to be given hereunder will be in writing and will be conclusively deemed effectively given upon personal delivery or confirmed facsimile transmission, or five days after deposit in United States Mail, by registered or certified mail, postage prepaid, or one day after forwarding through a nationally recognized air courier service, addressed

            (i)    if to the Company, at [ADDRESS TO BE PROVIDED]

            (ii) if to Payee at, [ADDRESS TO B PROVIDED], Payee's address as set forth in the Schedule of Purchasers attached to the Purchase Agreement, or at such other address as the Company or Payee may designate by ten (10) days, advance written notice to the other party given in the manner herein provided.


World Wide Wireless Communications, Inc.



-----------------------------
By: Douglas P. Haffer
Title: President

                                    EXHIBIT A

                              Notice of Conversion

TO: World Wide Wireless Communications, Inc.


The undersigned, being the holder of the Convertible Debenture, dated September 30, 1999 made by you for the principal amount of $740,000 (the "Debenture"), hereby surrenders the Debenture to you for conversion into shares of Common Stock issued by you ("Stock"), such conversion to be in accordance with the terms and provisions of Section 2 of the Debenture. The principal amount to be converted upon surrender of the Debenture is $____________ and the accrued and unpaid interest amount to be converted upon the surrender of the Debenture (unless paid within five days after this Notice) is $___________. The undersigned hereby requests that a certificate evidencing the shares of Common Stock to be issued upon such conversion be issued in the name of


Dated:               , 1999
      --------------

---------------------------
      (Name of Holder)


By:
    -----------------------
            (Name)

---------------------------
            (Title)

(Address)
               ----------------------

               ----------------------

               ----------------------

C:\TEMP\WWW Communications Inc. - Convertible Debenture(2).WPD